DEFERRED COMPENSATION AGREEMENT

This Agreement confirms the previously agreed to terms concerning deferred compensation between Trilogy International, Inc. ("Company") and Debbie George ("Consultant").

Whereas, Consultant was retained on December 1, 1998 at an monthly consulting fee of $3,000 and

Whereas, Consultant agreed to defer payment of 100 % of her fees ($12,000) for the period from December 1, 1998 through March, 1999, and not demand payment of said deferred fees until such time as the Company has been profitable for two consecutive months and then to accept payment of the accrued salary due at that time in 4 monthly installments in the same manner as the employees of the Company that have made like concessions.

Further, the Company has issued to the Consultant 3,334 Options to purchase Trilogy International, Inc Common Stock @ $.25 per share.

AGREED______________________               DATE_____________________________
     Carol Berardi, President
     For: Trilogy International, Inc.
           ("Company")

AGREED_______________________         DATE _____________________________
         Debbie George



                                      278